CAPITAL GOLD CORPORATION

Nayarit Gold, Inc.
Nayarit Gold, Inc.
76 Temple Terrace, Suite 150
Lower Sackville, Nova Scotia
B4C 0A7

Re: Capital Gold Corporation (the “Company”)

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement by and between the Company and Nayarit Gold, Inc. dated February 10, 2010 and amended on April 29, 2010.  Pursuant to Section 7.1(b) of the Agreement, as amended, either party may terminate the Agreement by written notice if the closing conditions set forth in Section 6.1 have not been satisfied by the date which is 150 days after the date of the Agreement, or July 10, 2010 (the “Completion Deadline”).  We understand the Nayarit shareholder meeting to approve the transaction is scheduled to be held on July 12, 2010 and, subject to shareholder approval at that meeting, the intent is to work together to close the amalgamation promptly thereafter.  Accordingly, we agree to extend the Completion Deadline to August 2, 2010.

 Please acknowledge your understanding of (and agreement to, as applicable) the terms and conditions outlined above by signing a copy of this letter and returning it to the undersigned.

Very truly yours,

CAPITAL GOLD CORPORATION

By:	/s/ Christopher Chipman
Name: Christopher Chipman
Title: Chief Financial Officer

NAYARIT GOLD, INC.

By:	/s/ Colin Sutherland
Name: Colin Sutherland
Title: President